As filed with the Securities and Exchange Commission on May 1, 1997
                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FASTCOMM COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

            Virginia                                           54-289115
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               45472 Holiday Drive
                            Sterling, Virginia 20166
                            Telephone: (703) 318-7750

    (Address of principal place of business, and address and telephone number of principal executive offices)

             Mark H. Rafferty                              Copy to:
          Chief Financial Officer                    Thomas G. Amon, Esq.
    FastComm Communications Corporation                 Amon & Sabatini
            45472 Holiday Drive                       437 Madison Avenue
         Sterling, Virginia 20166                  New York, New York 10022
         Telephone: (703) 318-7750                 Telephone: (212) 759-9030
    (Name, address and telephone number            (Counsel for Registrant)
           of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                     Proposed maximum     Proposed maximum
Title of each class of securities to be registered   Amount to be   offering price per  aggregated offering  Amount of registration
                                                     registered(1)       share(2)              price                  fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value $.01 per share ..........     3,190,591           $4.00            $12,762,364            $3,829.00
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of Shares of Common Stock issuable as a result of the anti-dilution provisions of the Debentures and Preferred Stock it is convertible into, and warrants exercisable for the shares of Common Stock registered hereby.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and based, pursuant to Rule 457, on the closing price of the Common Stock of the Company on the NASDAQ on April 28, 1997.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                       FastComm Communications Corporation

                              CROSS REFERENCE SHEET

Pursuant to Item 501(b) of Regulation S-K Showing Location in Prospectus of information required by Items of Form S-3.

Item Number and heading in Form S-3
Registration Statement                  Caption or Location in Prospectus
-----------------------------------     ---------------------------------

1.  Forepart of the Registration        Forepart of the Registration  Statement;
    Statement and Outside Front         Outside Front Cover Page of Prospectus
    Cover Page of Prospectus

2.  Inside Front and Outside Back       Inside Front and Outside Back Cover Page
    Cover Pages of Prospectus           of Prospectus

3.  Summary Information and Risk        The Company; Certain Risk Factors
    Factors

4.  Use of Proceeds                     Use of Proceeds

5.  Determination of Offering Price     Outside Front Cover Page of Prospectus

6.  Dilution                            Not Applicable

7.  Selling Security Holders            Selling Shareholders

8.  Plan of Distribution                Outside Front Cover Page of  Prospectus;
                                        Plan of Distribution

9.  Description of Securities to be     Not Applicable
    Registered

10. Interests of Named Experts and      Experts
    Counsel

11. Material Change                     Not Applicable

12. Incorporation of Certain            Documents Incorporated by Reference
    Information by Reference

13. Disclosure of Commission            Not Applicable
    Position

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                    SUBJECT TO COMPLETION, DATED MAY 1, 1997

                             PRELIMINARY PROSPECTUS

                                3,190,591 Shares

                       FASTCOMM COMMUNICATIONS CORPORATION

                                  Common Stock


     This Prospectus relates to 3,190,591 shares (the "Shares" or the "Offered Shares") of common stock, par value $.01 per share (the "Common Stock"), of FastComm Communications Corporation, a Virginia corporation (the "Company"). The Shares are issuable by the Company upon: (i) the conversion of (a) $5,000,000 principal amount of the Company's 1997 Convertible Debentures (the "Debentures"), or (b) if approved by the Company's, shareholders, conversion of shares of a to-be created class of Series A Preferred Stock of the Company into which the Debentures may be converted at the option of the Company ("Preferred Stock"); and (ii) exercise of the warrants (the "Warrants") issuable under certain circumstances, upon conversion of Debentures and Preferred Stock. The Company issued the Debentures in a private placement transaction to four accredited investors. See "Selling Shareholders." Additional Shares that may become issuable as a result of the anti-dilution or default provisions of the Debentures (or Preferred Stock) and the Warrants are offered hereby pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). In addition, 190,551 of the Shares have been, or may be, issued to Richard L. Apel in connection with the acquisition by the Company of Comstat DataComm Corporation on January 31, 1997. See "Selling Shareholders."

     The Company will not receive any proceeds from the sale of Shares by the Selling Shareholders, but will receive the exercise price payable upon the exercise of the Warrants if those Warrants are issued and exercised for cash. There can be no assurance that all or any part of the Warrants will be issued or that they will be exercised for cash. All expenses incurred in connection with this offering are being borne by the Company, other than any commissions or discounts paid or allowed by the Selling Shareholders to underwriters, dealers, brokers or agents and legal fees of counsel to the Selling Shareholders, if any.

     The Shares being registered under the Registration Statement of which this Prospectus is a part may be offered for sale from time to time by or for the account of such Selling Shareholders in the open market, on the NASDAQ National Market, in privately negotiated transactions, in an underwritten offering, or a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Offered Shares are intended to be sold through one or more broker-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the Offered Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary concessions). The Selling Shareholders and any broker-dealers who act in connection with the sale of Offered Shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and proceeds of any resale of the Offered Shares may be deemed to be underwriting discounts and commissions under the Securities Act, See "Selling Shareholders" and "Plan of Distribution."

     The Common Stock of the Company is listed on the NASDAQ-NMS (Symbol; FSCX). The Shares offered hereby involve a high degree of RISK. See "CERTAIN RISK FACTORS" at page 3 of this Prospectus.



                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
              NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
              STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is May   , 1997

                              AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements, and other information filed by the Company with the Commission can be inspected and copied, at prescribed rates, during normal business hours at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office,
NorthWestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Electronic filings of such documents are publicly available on the Commission's Web Site at http://www.sec.gov. Copies of such materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     A registration statement on Form S-3 in respect of the Shares offered by this Prospectus (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, under the 1933 Act. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including various exhibits thereto, which may be inspected at the Public Reference Section of the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents are incorporated by reference into this Prospectus:

     1. Form 10-K for the fiscal year ended April 30, 1996, filed with the Commission pursuant to Section 13(a) of the 1934 Act;

     2. Form 10-K/A for the fiscal year ended April 30, 1996, filed with the Commission pursuant to Section 13(a) of the 1934 Act;


     3. Form 10-Q for the fiscal quarters ended August 3, 1996, November 2, 1996 and February 1, 1997 filed pursuant to Section 13(a) of the 1934 Act since the end of the fiscal year covered by the Annual Report referred to above;

     4. The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Form 8-A filed with the Commission on September 8, 1988, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, expect as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporated). Requests should be directed to FastComm Communications Corporation, 45472 Holiday Drive, Sterling, Virginia 20166, (703) 318-7750,
Attention: Investor Relations.

     No person has been authorized to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholders. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these Shares by anyone, in any state in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.

              CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR
                                PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     The Common Stock offered hereby involves a high degree of risk. In addition, this Prospectus and the documents incorporated herein by reference contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements, which are often identified by words such as "believes", "anticipates", "expects", "estimates", "should", "may", "will", and "similar" expressions, represent the Company's expectations or beliefs concerning future events. Numerous assumptions, risks and uncertainties, including the factors set forth below, could cause actual results to differ materially from the results discussed in the forward looking statements. Prospective purchasers of the Shares should carefully consider the factors set forth below, as well as the other information contained herein or in the documents incorporated herein by reference.

                              CERTAIN RISK FACTORS

     1. Recent History of Losses. The Company incurred net losses of $1,999,000, $4,084,000, and $631,000 for the years ended April 30, 1994, 1995 and 1996 and a net loss of $675,000 for the nine (9) months ending February 1, 1997. Such losses are primarily attributable to sales levels insufficient to meet the costs associated with the development and marketing of new products in an emerging technology. Sales levels have been negatively impacted by delays in product development, delays on the part of the carriers to offer frame relay services and once offered, incorrect carrier pricing for frame relay services. In order to address these factors, the Company has taken various steps. The Company actively participates in industry forums that promote frame relay and ATM services. Further, the Company upgraded and expanded it sales, marketing and engineering organizations, while decreasing its general and administrative overhead. The Company is focused on acquisitions and partnership arrangements intended to expand its technology base and increase sales. There can be no assurance that the Company will generate sufficient revenues to meet expenses or to operate profitably in the future.

     2. Historical Financial Statement Adjustments. During the fourth quarter ended April 30, 1995, the Company increased its allowance for doubtful accounts by $200,000 ($0.02 per share) to take account of products returned and credited to customers in the fourth quarter as well as to provide for future sales returns and allowances. The Company also increased its reserve for inventory obsolescence in the fourth quarter by $295,000 ($0.04 per share) primarily to take account of certain slow moving data compression and analog modem inventory.

     During the fourth quarter ended April 30, 1994, the Company reversed a sale in the amount of $580,000 which was originally recorded in the third quarter ended February 5, 1994. The reversal of the sale was made after certain technical difficulties arose in the fourth quarter regarding the project for which the Company's product was intended. These matters were not identified to management at the time of sale. The effect on third quarter and fiscal 1994 operating results of the reversal of the sale was to increase net loss by approximately $295,000, and to increase the per share net loss by ($0.04) per share.

     Also during the fiscal 1994 fourth quarter, the Company increased its allowance for doubtful accounts for products returned and credited to customers in the fourth quarter as well as to provide for potential future returns and allowances. The increase in the allowance includes $220,000 which management now believed was attributable to matters which existed at the end of third quarter. The effect on third quarter and fiscal 1994 and operating results of increasing the allowance for doubtful accounts by $220,000 was to increase the net loss by $220,000 and to increase the net loss per share by ($0.03).

     The Company restated its 1993 financial statements to reflect corrections to the accounts payable, costs of goods sold and additional paid-in capital accounts, in connection with the re-audit of the 1993 financial statements by the Company's accountants BDO Seidman LLP. With respect to the 1993 financial statements, the restatement reduced the pre-tax income and the net income by $90,000 ($0.01 per share). The restatement had no effect on total stockholders' equity as originally reported.

     3. Pending SEC Investigation. The United States Securities and Exchange Commission ("SEC") is currently conducting a confidential inquiry pursuant to a formal order directing a private investigation. This inquiry, which commenced in September, 1994 and has focused on certain accounting, end of quarter, revenue recognition, and internal controls issues, is confidential and should not be construed as an indication by the SEC or the staff that any violations of law have occurred. The Company is cooperating fully with the SEC staff. No assurance can be given concerning the outcome of this investigation or that the inquiry will be resolved in the near future.

     4. Fluctuations in Quarterly Operating Results. The Company has historically experienced substantial quarterly fluctuation in its operating results. Due to changes to software and the relatively high revenues per unit sold, production or shipping delays or customer order rescheduling can significantly affect quarterly revenues and profitability. The Company has experienced and may again experience quarters during which a substantial portion of the Company's net sales are realized near the end of the quarter. Accordingly, delays in shipments near the end of a quarter can cause quarterly net sales to fall significantly short of anticipated levels. Since most of the Company's expenses are fixed in the short term, such shortfalls in net sales could have a material adverse effect on the Company's business and results of operations. The Company's operating results may also vary from quarter to quarter based upon numerous factors including the timing of new product introductions, product mix, levels of sales, proportions of domestic and international sales activities of competitors, acquisitions, international events and problems in obtaining adequate materials or components on a timely basis.

     5. Competition. The data communications industry is intensely competitive. The Company currently competes principally in the markets for high-speed voice and data frame relay products. Many of the Company's existing and potential competitors (including certain of the company's customers and suppliers) have far more extensive financial, engineering, product development, manufacturing and marketing resources than the Company. The Company's products and services compete on the basis of a number of factors, including, in the case of the frame relay business, time to market and delivery risk, price, quality, features and functions, power consumption, and manufacturing rights, and recommendations of the systems integrators, modularity and expendability, reliability, service and support, supplier credibility, and price. There can be no assurance that competitors will not introduce products incorporating technology as advanced or more advanced than the Company's or that changes in the communications environment will not render competitors product solutions more attractive to the customer than the Company's solutions. Competitive pressures often necessitate price reductions which the Company may not be able to achieve or which could adversely affect profit margins which can adversely affect operating results. As a result, these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products and services than the Company. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to address the needs of the Company's prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that the Company will be able to compete successfully with existing or new competitors or that competitive pressures faced by the Company would not materially and adversely affect its business, results of operations, or financial condition.

     6. Rapid Technological Change. The market for the Company's products is characterized by rapidly changing technology, emerging industry standards, product proliferation and short product life cycles. The Company believes that its future success will depend upon its ability to enhance its existing products and to develop and introduce new products which conform to or support emerging data communications standards, meet a wide range of evolving user needs and achieve market acceptance. There can be no assurance that the Company will succeed in developing and marketing such products or that the Company will be able to respond effectively to technological changes, emerging industry standards or new product introductions by others. Furthermore, there can be no assurance that competitors will not introduce products incorporating technology as advanced or more advanced than the Company's thereby rendering the Company's products or technologies uncompetitive or obsolete. Any significant delays in developing or shipping new or enhanced products could adversely affect the Company's operating results. Conversely, the growth of the market for communications products has been driven in part by the rapid technological change experienced by that market. There can be no assurance that such rapid technological change will continue or that the telecommunications infrastructure will support such products. Any of these factors could materially adversely affect the market for data communications products and the Company's operating results.


     7. Changes to Protocols and Changing Technology. New Data Protocols may be developed that could displace the protocols currently supported in Company products, requiring additional software development to sustain the viability of those products. An announcement of such new protocols could have a negative effect on sales of older designs, as users hesitate to install equipment based on existing designs until they had evaluated the new ones. There can be no assurance that the Company would have the necessary resources, particularly the knowledgeable employees, to implement new protocols in a timely manner. Such failure to develop adequate products in response to new technology could adversely affect the Company's profitability. Asynchronous Transfer Mode (ATM) is a new technology for transmitting digital information, including voice and data, over a public or private network. Telephone companies and other operators of public network are deploying ATM in their backbone segments. If the ATM technology becomes much less expensive, ATM services could become economically more attractive than frame relay services that currently are involved in the bulk of Company's business. If ATM were to become more popular that frame replay, the Company would need to develop new products, retrain its employees, and educate its sales and distribution channel partners. There can be no assurance that the Company will have the resources necessary to develop appropriate products in a timely manner.

     8. Introduction of New Products. The Company's future revenue is dependent on its ability to successfully develop, manufacture and market products. In this regard, future growth is dependent on the Company's ability to timely and successfully develop and introduce new products, establish new distribution channels, develop affiliations with leading market participants which facilitate product development and distribution, and market existing and new products with service providers, resellers, channel partners, and others. The introduction of new or enhanced products requires the Company to manage the transition from older products in order to minimize disruption in customer ordering patterns, avoid excessive levels of older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. In addition, as the technical complexity of new products increases, it may become increasingly difficult to introduce new products quickly and according to schedule. There can be no assurance that the Company will successfully manage the transition to new products or that the Company's research and development efforts will result in commercially successful new technology and products in the future.

     9. Future Capital Requirements. The Company's ability to make future capital expenditures and fund the development and launch of new products, are dependent on existing cash and some or all of the following: demands on cash to support inventory for the frame relay, demands on cash arising from the redemption (if required) of the Debentures or Preferred Stock, and the Company's return to profitability. The timing and amount of the Company's future capital requirements can not be accurately predicted, nor can there be any assurance that debt or equity financing, if required, can be obtained on acceptable terms. There can be no assurance that the company will have cash available in the amounts and at the times needed.

     10. Dependence on Key Employees. The Company's ability to implement its strategies depends upon its ability to retain and continue to attract highly talented managerial and technical personnel. The Company is especially dependent on its key technical personnel to remain in the forefront of technology and on its sales executives to develop and implement the sales strategies for its products. Competition for qualified personnel is intense in the data communications industry. Most of the Company's senior executives, are employed on an "at-will" basis. There can be no assurance that the Company will retain its key managerial and technical employees or that it will attract and assimilate, such employees in the future . The loss of key management or technical personnel could materially and adversely affect the Company's business, results of operations and financial condition.

     11. Inventory Management. From time to time, the Company has experienced significant increases in its levels of inventory in order to meet production requirements of existing or anticipated orders or as the result of delays in receiving certain components, such as critical chipsets, from suppliers and the concurrent accumulation of other inventory. Increased levels of inventory could adversely affect the Company's liquidity, increase the risk of inventory obsolescence (from cancellation of orders, failure to receive anticipated orders or otherwise), or increase the risk of a decline in market value of such inventory or losses from theft, fire or other similar occurrences. The failure of the Company to effectively manage its inventory levels could have a material adverse affect on the Company's financial condition and results of operations.

     12. Intellectual Property Rights. The Company's success depends in part upon its technological expertise and proprietary product designs. The Company relies upon its trade secret protection efforts and, to a lesser extent, upon patents and copyrights to protect its proprietary technologies. There can be no assurance that these steps will be adequate to deter misappropriation or infringement of its proprietary technologies or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Further, given the rapid evolution of technology and uncertainties in intellectual property law, there can be no assurance that the Company's current or future products will not be determined to infringe proprietary rights of others. Should the Company be sued for patent infringement, there can be no assurance that the Company will prevail, or, if required by such litigation, that it will be able to obtain the requisite licenses or rights to use such technology on commercially reasonable terms. In addition, any litigation, regardless of the outcome, could result in substantial costs to the Company.

     13. Regulatory Standards. The Company's products are subject to regulation by the Federal Communications Commission (the "FCC"), and each of the Company's products must typically be tested before it can be introduced into the market. Any inability of the Company's products to conform to FCC regulations or any failure of the Company's products to meet FCC testing requirements could delay the introduction of the Company's products into the market, impact the Company's relationships with its OEMs and otherwise adversely affect the Company. Foreign authorities often establish telecommunications standards different from those in the United States, making it difficult and more time-consuming to obtain the required regulatory approvals. Any significant delay in obtaining such regulatory approvals could have an adverse effect on the Company's operating results. Furthermore, changes in such laws, regulations, policies or requirements could affect the demand for the Company's products or result in the need to modify products, which may involve substantial costs or delays in sales and could have an adverse effect on the Company's future operating results.

     14. Potential Redemption of Debentures or Preferred Stock. Pursuant to regulations of the National Association of Securities Dealers, in the absence of shareholder approval, the Company may not issue, in the aggregate, more than 2,016,261 shares of Common Stock upon conversion of the Debentures (or Preferred Stock) and the exercise of the Warrants. The actual number of shares of Common Stock to be issued upon conversion of the Debentures (or Preferred Stock) will depend on the average closing price of the Common Stock prior to conversion. The Company is obligated to redeem any shares of Preferred Stock which may not be converted and any Warrants which may not be exercised as a result of such regulatory limitation. The cash demands to fund such a redemption may adversely affect the Company's ability to make future capital expenditures and fund the development and launch of new products. Furthermore, there can be no assurance that the Company will have cash available to fund such a redemption. See "Future Capital Requirements".

     15. Potential Dilution; Shares Eligible for Future Sales; Possible Effect on Additional Equity Financing. A substantial number of shares of Common Stock are or will be issuable by the Company upon the conversion of convertible Debentures (or Preferred Stock) and the exercise of Warrants which the Company has issued, which could result in dilution to a shareholder's percentage ownership interest in the Company and could adversely affect the market price of the Common Stock. Under the applicable conversion formulas of the Debentures (and Preferred Stock), the number of shares of Common Stock issuable upon conversion is inversely proportional to the market price of the Common Stock at the time of conversion (i.e., the number of shares increases as the market price of the Common Stock decreases): and except with respect to certain redemption rights of the Company for the Debentures (or Preferred Stock), there is no cap on the number of shares of Common Stock which may be issued. In addition, the number of shares issuable upon the conversion of the Debentures (or Preferred Stock) and the exercise of Warrants is subject to adjustment upon the occurrence of certain dilutive events after October 9, 1997.

     On April 15, 1997, there were issued and outstanding a total of 10,081,307 shares of Common Stock. If all convertible Debentures (or Preferred Stock) and Warrants Issuable Conversion which the Company has issued were deemed converted and exercised, as the case may be, as of April 15, 1997, there would be issuable 1,160,622 shares of Common Stock. Upon such conversion and exercise, there would be outstanding 11,241,929 shares of Common Stock. Of these, the Company currently has registered for resale 3,000,000 shares (including the Shares offered hereby). The sale or availability for sale of a significant number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock. In addition, certain holders of outstanding securities of the Company have rights to approve and/or participate in certain types of future equity financing by the Company. The availability to the Company of additional equity financing, and the terms of any such financing, may be adversely affected by the foregoing.

     16. Price Volatility and Absence of Dividends. The market price of the Company's Common Stock has been, and may continue to be, highly volatile. The Company believes that factors such as quarterly fluctuations in results of operations, adverse circumstances affecting the introduction or market acceptance of new products offered by the Company, announcements of new products by competitors, changes in earnings estimates by analysts, changes in accounting principles, sales by existing shareholders (including sales from time to time by the Selling Shareholders), loss of key personnel and other factors will continue to cause the market price of the Company's Common Stock to fluctuate substantially. In addition, stock prices for many technology companies, including the Company, fluctuate widely for other reasons (such as market perception of high technology industries) unrelated to operating results. These fluctuations as well as general economic, political and market conditions, such as recessions or military conflicts, may adversely affect the market price of the Company's Common Stock. Changes in the price of the Company's Common Stock could affect the Company's ability to successfully attract and retain qualified personnel or complete other transactions in the future. The Company has never paid any cash dividends on its capital stock, and has no plans to do so in the future.

                                   THE COMPANY

The Company participates in the communications networking industry, which divides logically into two major areas:

     1. Backbone systems and components: consisting of large switches and multiplexers, connected to each other by Wide Area Network (WAN) transmission lines. Public networks put backbone components in Central Offices. Private networks place them at headquarters, major regional centers, and the larger branch locations.

     2. Access devices: this equipment is physically smaller, typically located in remote customer offices and attached to the backbone network through a single or multiple telephone lines. An access device may be part of a local area network (LAN) within a building or campus and/or facilitate connection among and between LAN and WAN environments.

FastComm designs, manufactures, markets, and sells access devices that allow computer users to connect to public and private networks based on analog and digital transmission. Its products include a range of devices aimed at the fast packet services as well as digital leased-lines, switched 56 networks and ID route networks (including the Internet). The Company's access devices allow many types of terminal equipment and computers to access these services. The Company does not make backbone network components or systems, but is focused on the much simpler access devices. The market potential (in units) is greater for access products because there are so many small offices and businesses that are increasingly able to justify a digital connection.

     The Company's current business is primarily based on access devices for frame relay services. Other access products offered include models designed for cell relay or ATM services (a LAN bridge), analog phone lines (modems), and leased or switched digital data services (CSU/DSUs for DDS). FastComm also offers a family of moderate to very high speed data compressors to enhance access to digital services.

     The Company manufactures some of its products at its headquarters location in Sterling, Virginia. It also resells products manufactured by others under its label. The Company subcontracts the manufacturing of its printed circuit boards to various outside, unrelated contractors and performs the final assembly and testing at its headquarters.

     The Company maintains its principal executive offices at 45472 Holiday Drive, Sterling, Virginia 20166 and its telephone number is (703) 318- 7750.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds form the sale of the Offered Shares by the Selling Shareholders. The Company will use the proceeds of any exercise of the Warrants for cash for general corporate purposes and working capital.

                              SELLING SHAREHOLDERS

     The following table sets forth the names of the Selling Shareholders, the number of Common Shares beneficially owned by such Selling Shareholder as of April 15, 1997 and the number of Offered Shares which may be offered for sale pursuant to this Prospectus by each such Selling Shareholder. None of the Selling Shareholders has held any position, offices, or other material relationship with the Company or any of its affiliates within the past three years other than as a result of his or its ownership of Common Shares. The Offered Shares may be offered from time to time by the Selling Shareholders named below. However, such Selling Shareholders are under no obligation to sell all or any portion of such Offered Shares, nor are the Selling Shareholders obligated to sell any such Offered Shares immediately under this Prospectus. All information with respect to share ownership has been furnished by the Selling Shareholders. Because Selling Shareholders may sell all or part of their Offered Shares, no estimate can be given as to the number of Common Shares that will be held by any Selling Shareholder upon termination of any offering made hereby.

     Pursuant to Rule 416 of the Securities Act, Selling Shareholders many also offer and sell Common Shares issued with respect to the Debentures (or Preferred Stock) and the Warrants as a result of stock splits, stock dividends and anti-dilution provisions (including by reason of changes in the conversion price of the Debentures and Preferred Stock in accordance with the terms thereof)

                                                                                                        Common Shares
                                       Number of Common                                              Owned After Offering(2)
                                   Beneficially Shares Owned                                                    Percentage of
Name of Selling Shareholder          Prior to Offering(1)        Common Shares Offered Hereby     Number         Outstanding
---------------------------         ----------------------       ----------------------------     ------         -----------
Capital Ventures International(2)        1,800,000(3)                      1,800,000               - 0 -            - 0 -

Nelson Partners(2)(4)                      300,000(3)                        300,000(3)            - 0 -            - 0 -

Olympus Securities, Ltd.(2)(4)             300,000(3)                        300,000(3)            - 0 -            - 0 -

CC Investments, LDC.(2)                    600,000(3)                        600,000               - 0 -            - 0 -

Richard L. Apel                            190,551(5)                        190,551               - 0 -            - 0 -


(1)  Assumes the sale of all Offered Shares.

     (2) Pursuant to the Securities Purchase Agreement, dated April 9, 1997, among the Company and Capital Ventures International, Nelson Partners, Olympus Securities, Ltd., CC Investments, LDC. (collectively, the "Investors"), the Investors purchased an aggregate of $5,000,000 principal amount of Debentures, which are convertible upon approval of the Company Stockholders into 5,000 shares of Preferred Stock. The Debentures (or shares of Preferred Stock) are convertible into Shares of Common Stock and Warrants (the "Warrants") to acquire a number of shares of Common Stock equal to up to forty percent (40%) of the number of shares of Common Stock issuable upon conversion of each Debenture and share of Preferred Stock.

(3) Represents the pro rata allocation among the Investors of 3,000,000 Shares which the Company is registering hereunder pursuant to the registration rights agreement attached as Exhibit 4.3 hereto. The actual number of Common Shares issuable upon conversion of the Convertible Debentures (or Preferred Stock) will equal (in addition to the Common Shares issuable upon exercise of the Warrants), (i) the aggregate principal amount of the Debentures or stated value of the shares of Preferred Stock then being converted (plus a premium in the amount of 5% per annum accruing from April 9, 1997, through the date of conversion (unless the Company chooses to pay such premium in cash), plus any Conversion Default Amount (as defined in the Debentures and the Certificate of Designations Preferences and Rights of the Preferred Stock), divided by (ii) (x) if the conversion occurs on or before October 6, 1997, a conversion price equal to a percentage of the average closing price of the shares of Common Stock during a specified trading period immediately prior to conversion (as determined in accordance with the Debentures or Certificate of Designations Preference and Rights of the Preferred Stock), or (y) in the case of conversions on or after October 6, 1997, a conversion price equal to the lower of a percentage of the average closing price of the Common Shares during a specified trading period immediately prior to conversion, and $7.54 (subject to adjustment in accordance with the Debentures or Certificate of Designations Preferences and Rights of the Preferred Stock). Upon conversion of the Debentures or Preferred Stock into shares of Common Stock, each holder thereof will receive warrants to acquire a number of shares of Common Stock equal to up to forty percent (40%) of the number of shares of Common Stock issuable upon conversion of each Debenture or share of Preferred Stock. The Warrants entitle the Holder thereof to acquire shares of Common Stock an exercise price of 125% of the market price, as defined in the Warrants on the date of issuance of the Warrants. For a complete description of the terms of the Debentures, see Exhibit 4.4 hereto.For a complete description of the relative rights, preferences, privileges, powers and restrictions of the Preferred Stock, see the Certificate of Designations, Preferences and rights of Series A Convertible Preferred Stock of FastComm Communications Corporation attached as Exhibit 4.6 hereto. For complete description of the terms of the Warrants, see the Form of Warrant attached as Exhibit 4.5 hereto.

     Except under certain limited circumstances, no holder of the Debentures or Preferred Stock and Warrants is entitled to convert or exercise such securities to the extent that the shares to be received by such holder upon such conversion or exercise would cause such holder to beneficially own more than 4.9% of the outstanding shares of Common Stock. Therefore, the number of Shares set forth herein and which a Selling Shareholder may sell pursuant to this Prospectus may exceed the number of Shares such Selling Shareholders would otherwise beneficially own as determined pursuant to
     Section 13(d) of the Exchange Act. Moreover, pursuant to the regulations of the National Association of Securities Dealers, in the absence of shareholder approval, the aggregate number of shares of Common Stock issuable to the Selling Shareholders at a discount from market price upon conversion of the Debentures or Preferred Stock and exercise of the Warrants which have been and may be issued to the Selling Shareholders pursuant to the Securities Purchase Agreements may not exceed 19.99% of the outstanding Common Shares on April 9, 1997 (i.e., 2,016,261 shares). Unless shareholder approval is obtained to issue shares of Common Stock to the Investors in excess of the maximum amount set forth above, none of the Selling Shareholders will be entitled to acquire more than its proportionate share of such maximum amount. Any Debentures or Preferred Stock which may not be converted and any Warrants which may not be exercised because of such limitation must be redeemed by the Company.

(4) Citadel Limited Partnership is the managing general partner of Nelson Partners ("Nelson") and the trading manager of Olympus Securities, Ltd. ("Olympus") and consequently has voting control and investment discretion over securities held by both Nelson and Olympus. The ownership information for Nelson does not include the shares owned by Olympus and the ownership information for Olympus does not include the shares owned by Nelson.

(5) Includes 105,520 shares of Stock issued to Richard L. Apel at Closing and an additional 26,380 Shares issuable in accordance with certain post-closing adjustments; also includes an additional 58,651, issuable to Mr. Apel in the future if Net Revenue of Comstat Communications Corporation exceeds a certain threshold amount ("Adjustment Shares"). The number of Adjustment Shares, if earned, is subject to further adjustment up or down, if the average closing bid price for shares of the Company's Common Stock is greater or less than $6.82 for the five (5) business days proceeding the applicable Adjustment Date.

                              PLAN OF DISTRIBUTION

     The Offered Shares are being offered on behalf of the Selling Shareholders, and, except for the cash exercise price of the Warrants, the Company will not receive any proceeds from the Offering. The Offered Shares may be sold or distributed from time to time by the Selling Shareholders, or by pledgees, donees or transferees of, or other successors in interest to, the Selling Shareholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire Offered Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The distribution of the Offered Shares may be effected in one or more of the following methods: (i) ordinary brokers' transactions, which may include long or short sales (ii) transactions involving cross or block trades or otherwise on the NASDAQ National Market; (iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own account pursuant to this Prospectus; (iv) "at the market " to or through market makers or into an existing market for the Common Shares; (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
(vi) through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise), or (vii) any combination of the foregoing, or by any other legally available means. In addition, the Selling Shareholders or their successors in interest may enter into hedging transaction with broker-dealers who may engage in short sales of Offered Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the Offered Shares, which Offered Shares may be resold thereafter pursuant to this Prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the Offered Shares as agents may receive compensation in the form of commissions, discounts of concessions from the Selling Shareholders and/or purchasers of the Offered Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). The Selling Shareholders and any broker-dealers who act in connection with the sale of Offered Shares hereunder may be deemed to be "Underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of Offered Shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor any Selling Shareholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Shareholder any other shareholder, broker, dealer, underwriter or agent relating to the sale of distribution of the Offered Shares.

     The Company will pay substantially all of the expenses incident to the registration, offering and sale of the Offered Shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. The Company has also agreed to indemnify certain of the Selling Shareholders and certain related persons against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby is being passed upon by Amon & Sabatini, New York, New York, counsel to the Company.

                                     EXPERTS

     The financial statements and supplemental schedules of the Company have been audited by BDO Seidman LLP, Independent Accountants, whose report is incorporated herein by reference from the Company's Annual Report on Form 10-K. These financial statements and supplemental schedule are incorporated herein by reference in reliance upon the reports of such independent certified public accountants given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses (other than underwriting discounts and commissions), which other than the SEC registration fee are estimates, payable by the Company in connection with the sale and distribution of the Shares registered hereby.

SEC registration fee........................................    $ 5,801.00

Blue Sky fees and expenses (including legal fees)...........    $ 1,000.00*

Legal fees and expenses.....................................    $ 5,000.00*

Accounting fees and expenses................................    $ 1,500.00*

Printing expenses...........................................    $ 1,000.00*

Miscellaneous...............................................    $   699.00*
                                                                ==========

Total.......................................................    $15,000.00*

----------
*   Estimated

Item 15. Indemnification of Directors and Officers.

     Article Six of the By-Laws, as amended, of the Company empowers the Company to indemnify current or former directors, officers, employees or agents of the Company or persons serving by request of the Company in such capacities in any other enterprise or persons who have served by the request of the Company in such capacities in any other enterprise to the full extent permitted by the laws of the Commonwealth of Virginia.

     Article Tenth of the Virginia Stock Corporation Act contains provisions authorizing indemnification by the Company of directors, officers, employees or agents against certain liabilities and expenses which they may incur as directors, officers, employees or agents of the Company or of certain other entities. Section 13.1 - 699 also provides that such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities. Section 13.1 - 703 also contains provisions authorizing the Company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the Company would have the power to indemnify such person against such liabilities under the provisions of the Section. The Company currently maintains a policy of insurance under which the directors and officers of the Company are insured, within the limits and subject to the exclusions and limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     The  indemnification  and  advancement  of  expenses  provided  pursuant to
Section 13.1 - 699 are not exclusive, and subject to certain conditions, the Company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because the Articles of Incorporation, as amended, of the Company do not otherwise provide, notwithstanding the failure of the Company to provide indemnification and despite a contrary determination by the Board of Directors or its shareholders in a specific case, a director, officer, employee or agent of the Company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 13.1 - 698 because he has been successful on the merits, or because the Company has the power to indemnify on a discretionary basis pursuant to
Section 13.1 - 699 or because the court determines that the petitioner is fairly and reasonably entitled indemnification or advancement of expenses or both in view of all the relevant circumstances.

     Section 13.1692.1 of the Act provides that the damages assessed against any officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (1) the monetary amount specified in the Articles of Incorporation; or (2) the greater of (i) $100,000 or the amount of cash compensation received by the officer or director from the corporation for the twelve (12) months immediately proceeding the act or omission for which liability was imposed. The liability of an officer or director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law including without limit of any claim of unlawful insider trading or manipulation of the market for any security is not covered by such provision.

     The Agreement between the Company and the Selling Stockholders provides that the Selling Stockholders and, under certain circumstances, persons participating as underwriters in the offering or sale of the Common Stock being registered will indemnify and hold harmless the Company and each director, officer and controlling person of the Company with respect to any statement or omission in the Registration Statement or the Prospectus based upon written information furnished to the Company by or on behalf of the Selling Stockholders or such underwriters, as the case may be, for inclusion therein.

Item 16. Exhibits

         (a)  Exhibits:

3.1      Restated Articles of Incorporation of the Company (1)

3.2      By-Laws of the Company, as amended (1)

4.1 Form of Securities Purchase Agreement between the Company and Capital Ventures, International, Nelson Partners, Olympus Securities, Ltd., and CC Investments, LDC. (2)

4.2      Registration Rights Agreement between the Company and Richard Apel (2)

4.3      Registration Rights Agreement between the Company and Capital Ventures,
         International,   Nelson  Partners  Olympus  Securities,  Ltd.,  and  CC
         Investments, LDC.

4.4      Form of Convertible Debenture (2)

4.5      Form of Warrant (2)

4.6      Proposed Form of Certificate of Designations, Preference and Rights (2)

5.1      Opinion of Amon & Sabatini (2)

23.1     Consent of BDO Seidman LLP, Independent Accountants (2)

23.2     Consent of Amon & Sabatini (included in Exhibit 5.1) (2)

24.1     Power of Attorney (included in Signature Page)

----------
     (1) Previously filed as an Exhibit to the Company's Registration Statement on Form S-18, File no. 33-19785.

     (2)  Filed herewith.



Item 17. Undertakings.

A. The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs A.(1)(i) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions of otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of express incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Sterling, Commonwealth of Virginia on April 30, 1997.



                           FASTCOMM COMMUNICATIONS CORPORATION

                           By:  /s/ PETER C. MADSEN
                                ---------------------------------------------
                                Peter C. Madsen, President, CEO and Director


                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below has appointed each of Peter C. Madsen and Mark H. Rafferty as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments, supplements to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

        NAME                        TITLE                             DATE
        ----                        -----                             ----

/s/ Peter C. Madsen        Chairman of the Board; Chief          April 30, 1997
------------------------   Executive Officer and Director
Peter C. Madsen

/s/ Mark H. Rafferty       Vice President; Principal Financial   April 30, 1997
------------------------   and Accounting Officer
Mark H. Rafferty

/s/ Edward R. Olson        Director                              April 30, 1997
------------------------
Edward R. Olson

/s/ Thomas G. Amon         Director                              April 30, 1997
------------------------
Thomas G. Amon